Exhibit 99.1

U.S. GoldMining Provides Update on Susitna Mineral District Developments

Recent Developments Include Advancements to the State-Led West Susitna Access Road and Final Permits for Neighboring Property

Anchorage, Alaska – November 2, 2026 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) provides an update on recent developments in the West Susitna Mineral District, including key developments which further support the business case and ongoing design and permitting of the West Susitna Access Project (“WSAP”). The WSAP is a State of Alaska-led road initiative that, as currently designed, would connect the Company’s 100%-owned Whistler Gold-Copper Project (“Whistler” or the “Project”) with existing highway, rail, power, and port infrastructure in the Anchorage area of Southcentral Alaska.

Highlights:

●	Federal Permitting Update: On September 25, 2026, the U.S. Army Corps of Engineers (“USACE”) issued a Public Notice regarding the Alaska Industrial Development and Export Authority’s (“AIDEA”) permit application for the WSAP, under Section 404 of the Clean Water Act. The Public Notice comment period is now closed and the USACE is conducting its evaluation of the permit application.

○	Year-Round Access Design: The WSAP application covers a 78.5-mile-long gravel road designed to provide year-round access for public and industrial traffic.

○	Emergency Processing: USACE determined the permit request qualifies for special emergency permitting procedures under Executive Order 14156 (“Declaring a National Energy Emergency”), which is expected to significantly reduce the normal processing time.

○	Critical Minerals Designation: USACE identified the WSAP as a critical mineral project under Executive Order 14241 (“Immediate Measures to Increase American Mineral Production”).

○	State Request for Federal Assistance: The Governor of Alaska has also formally requested that the Assistant Secretary of the Army of Civil Works render assistance on the WSAP under Executive Order 14153 (“Unleashing Alaska’s Extraordinary Resource Potential”) to efficiently and effectively maximize the development of the state’s resource potential.

●	Additional Government Investment in the Susitna Region: The U.S. Department of Transportation recently awarded US$249 million to complete the 32-mile Port MacKenzie rail extension, with AIDEA committing up to US$34 million in matching funds. The investment strengthens downstream infrastructure supporting Alaska’s mining and critical-mineral development (see Alaska Railroad Corporation news release dated October 19, 2026).

●	Alaska is Open for Business: U.S. GoldMining congratulates Nova Minerals Corp (“Nova Minerals”), which owns the Estelle Gold and Critical Minerals Project located adjacent to the Company’s Whistler Gold-Copper Project, on receipt of final approvals from the Alaska Department of Natural Resources for the Plan of Operations and Reclamation Plan for its Alaska antimony project (see Nova Minerals news release dated October 27, 2026).

○	Nova Minerals disclosed that it secured all required permits for Phase 1 within approximately three months of submission, clearing the way for Phase 1 of its Alaska antimony development, including mining, ore sorting and processing at site, and downstream processing and refining at Port MacKenzie.

○	The Company views this as encouraging progress, as additional mineral development activity along the West Susitna corridor helps to strengthen the economic rationale for regional infrastructure investment, particularly the WSAP.

Tim Smith, Chief Executive Officer of U.S. GoldMining Inc., commented: “In our view, recent developments and announcements, including the timely granting of a mining and processing permit to a neighboring property of our Whistler Gold-Copper Project, are positive indicators that Alaska is open for business. We’re encouraged by the progress being made by the State of Alaska in designing and permitting the future access road to our Project. We believe the U.S. Army Corps of Engineers’ decision to apply emergency permitting procedures to the WSAP reflects the importance of the WSAP to regional and national mineral development objectives.

Building upon our previously disclosed robust base case Preliminary Economic Assessment (“PEA”) for the Whistler Project, we look forward to updating investors as results become available over the coming weeks from our recently completed 7,493 meters of exploratory core drilling and from the surface sampling programs as part of our 2026 exploration field season at Whistler.”

500,000 mE
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U.S. GoldMining Inc Whistler Gold-Copper Project
Whistler Deposit
Planned West Susitna Access Project
Skwentna
Petersville
Talkeetna
Proposed 8-Star LNG Pipeline
State Highway 3
Willow
Susitna River
Palmer
Wasilla
Proposed Port Mackenzie Rail Extension
Proposed Donlin Gas Pipeline
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Beluga
Tyonek
Cook Inlet
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Beluga Electric Transmission Lines
Planned West Susitna Access Road
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Highways & Roads

Figure 1 The Whistler Project, one of three resource stage projects in the West Susitna Mining District, which is expected to be connected with transportation and energy infrastructure via the proposed West Susitna Access Project.

About the Proposed West Susitna Access Project

The WSAP comprises a 78.5-mile public-private road development led by AIDEA, terminating at the Company’s exploration camp near the Whistler deposit (see Figure 1). If completed, the WSAP is expected to connect the existing road, power, rail, and port infrastructure in the vicinity of Anchorage with multiple natural resource development projects located in the West Susitna Mining District, with the potential to support the development of a regional mining district in Alaska. Reliable access is important to responsible development of the region’s mineral resources, including at the Whistler Project.

The USACE has identified the WSAP as serving recreational, residential, commercial, and industrial users, and has designated it as a critical mineral project. According to AIDEA, the project design reflects substantial efforts to avoid and minimize impacts.

AIDEA recently authorized up to $25 million to fund the geotechnical drilling program and associated permitting, hydrologic, and engineering work for the WSAP to support detailed design (see news release dated September 2, 2026).

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska mining claims totaling approximately 53,700 acres (217.5 square kilometers).

Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Technical Information

The PEA is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the PEA will be realized. The PEA also constitutes an initial assessment under Subpart 1300 of Regulation S-K, and an initial assessment may not be used as the basis for disclosure of mineral reserves or a determination of economic viability.

For further information regarding the Whistler Project and the PEA, please see the technical report summary titled “Whistler Gold-Copper Project, S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis, Alaska, United States of America” (the “S-K 1300 Report”) prepared under subpart 1300 of Regulation S-K under the U.S. Securities Act of 1933 (“S-K 1300”) and the Canadian National Instrument 43-101 (“NI 43-101”) technical report titled “Whistler Gold-Copper Project, NI 43-101 Technical Report and Preliminary Economic Assessment”, each dated effective March 2, 2026. The S-K 1300 Report is available under the Company’s profile at www.sec.gov and the NI 43-101 Report is available under its profile at www.sedarplus.ca.

Tim Smith, P.Geo., Chief Executive Officer of the Company, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a qualified person as defined under Canadian National Instrument 43-101 and Subpart 1300 of Regulation S-K and is not independent of the Company.

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and other United States federal securities laws, and “forward-looking information” within the meaning of applicable Canadian securities laws (“forward-looking statements”). Such statements include statements with regard to the Company’s plans and expectations regarding the Project, the timing and outcome of the USACE permitting process, the anticipated benefits of emergency permitting procedures and governmental initiatives, proposed regional infrastructure, the anticipated timing of construction and completion of the Port MacKenzie rail extension, the anticipated timing of release of drilling and sampling results, and expectations regarding future exploration plans. Words such as “expects”, “anticipates”, “plans”, “estimates”, “will”, “would”, “proposes”, “potential” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and on certain material assumptions, including that the USACE will complete its evaluation of the WSAP permit application on a timely basis, that AIDEA and other governmental funding, approvals and support for the WSAP and related infrastructure will be maintained, that the Port MacKenzie rail extension will proceed substantially as currently scheduled, and that drilling and sampling results will be received within anticipated timeframes, and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, fluctuating commodity prices, risks inherent with mineral resource estimation generally, economic risks, changing economic factors, including those impacting estimated costs and expenditures and economic returns, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and future development work, the risk that the WSAP may not be completed, may be materially delayed, or may follow a different alignment than currently proposed, the risk that emergency or expedited permitting procedures may not reduce processing times as anticipated or may cease to apply, the risk that the USACE permit may not be issued or may be subject to conditions, risks that AIDEA or other governmental funding or approvals may not be maintained or may be reduced, the risk that the Port MacKenzie rail extension may be delayed or not completed, delays in receipt of assay results, the fact that the Company does not control the WSAP and relies on third-party governmental entities for its advancement, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes, other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of the date hereof, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.